Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OneSpaWorld Holdings Limited Amended and Restated 2019 Equity Incentive Plan of our reports dated February 23, 2026, with respect to the consolidated financial statements of OneSpaWorld Holdings Limited and the effectiveness of internal control over financial reporting of OneSpaWorld Holdings Limited, included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida

June 4, 2026